Exhibit 3.10

State of Delaware Secretary of State Division or Corporations Delivered 01:02 PM 07/16/2009 FILED 12:32 PM 07/16/2009 SRV 090703321 – 4710200 FILE

CERTIFICATE OF FORMATION

OF

CARDINAL LA MARKETING LLC

1.	The name of the limited liability company is Cardinal LA Marketing LLC (the “Company”).

2.	The registered office of the Company in the State of Delaware is located at 615 South Dupont Highway, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

IN WITNESS WHEREOF, the undersigned Authorized Person has executed this Certificate of Formation this 16th day of July, 2009.

/s/ Carolyn Mulvey
Carolyn S. Mulvey, Authorized Person

514883 000003 DALLAS 2509747.1

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION

OF

CARDINAL LA MARKETING LLC

1.	The name of the limited liability company is Cardinal LA Marketing LLC.

2.	Article I of the Certificate of Formation of the limited liability company is hereby amended as follows:

“The name of the limited liability company is Cardinal Gas Treating LLC”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 11th day of September, 2009.

CARDINAL LA MARKETING LLC

By:	/s/ Douglas E. Dormer, Jr.
Name:	Douglas E. Dormer, Jr.
Title:	Executive Vice President

514883 000002 DALLAS 2530481.1

State of Delaware Secretary of State Division of Corporations Delivered 10:39 PM 12/20/2012 FILED 10:39 PM 12/20/2012 SRV 121375289 – 4710200 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CARDINAL GAS TREATING LLC

1.	Name of Limited Liability Company:

CARDINAL GAS TREATING LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1.	The name of the limited liability company is APL Gas Treating, LLC

2.	The address of the Company’s registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of December, 2012.

CARDINAL GAS TREATING LLC, a Delaware limited liability company

By:	/s/ Robert W. Karlovich, III
Name:	Robert W. Karlovich, III
Title:	Chief Financial Officer

LW:714764.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is APL Gas Treating, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Janice Sharpton
Authorized Person

Name:	Janice Sharpton, Asst, Secretary
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